Exhibit 99.1

Albemarle Corporation Announces Tender Offers for Certain Outstanding Debt Securities

CHARLOTTE, NC – January 4, 2017 – Albemarle Corporation (NYSE: ALB) (the “Company” or “Albemarle”) today announced that it has commenced tender offers to purchase for cash any and all of the debt securities listed in the first table below and up to a maximum repurchase amount of the debt securities listed in the second table below (collectively, the “Securities”).

Any and All of the Outstanding Securities Listed Below

Title of Security	CUSIP/ISIN Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread
3.000% senior notes due 2019 (the “2019 Notes”)	CUSIP: 012725AB3 ISIN: US012725AB30	$250,000,000	1.50% U.S.T. due 10/31/19	PX5	25 bps
4.500% senior notes due 2020 (the “2020 Notes”)	CUSIP: 012725AA5 ISIN: US012725AA56	$350,000,000	1.375% U.S.T. due 08/31/20	PX5	50 bps

Up to the Aggregate Maximum Repurchase Amount (a)

of the Outstanding Securities Listed Below

Title of Security	CUSIP/ISIN Number	Principal Amount Outstanding	Acceptance Priority Level	U.S. Treasury Reference Security/ Interpolated Rate	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (b)	Authorized Denomination
1.875% senior notes due 2021 (the “2021 Notes”)	ISIN: XS1148074518	€700,000,000	1	Interpolated Mid-Swap Rate	ICAE1	35 bps	€30.00 per €1,000	€100,000 and integral multiples of €1,000
4.150% senior notes due 2024	CUSIP: 012725AC1 ISIN: US012725AC13	$425,000,000	2	2.00% U.S.T. due 11/15/26	PX1	85 bps	$30.00 per $1,000	$2,000 and integral multiples of $1,000

(a)	The offers with respect to the 1.875% senior notes due 2021 and the 4.150% senior notes due 2024 (collectively, the “Maximum Tender Offer Notes”) are subject to an Aggregate Maximum Repurchase Amount equal to $500,000,000 (converted into U.S. Dollars where applicable as described in the Offer to Purchase) principal amount less the aggregate principal amount of the 2020 Notes validly tendered and accepted for purchase in the Any and All Tender Offers (as defined below). The Company will allocate the Aggregate Maximum Repurchase Amount to purchase Maximum Tender Offer Notes as more fully set forth herein.
(b)	The Total Consideration for Maximum Tender Offer Notes validly tendered prior to or at the Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread (as defined below) and is inclusive of the Early Tender Payment.

This announcement does not contain the full terms and conditions of the tender offers, which are contained in the offer to purchase dated January 4, 2017 and the related letter of transmittal and notice of guaranteed delivery.

The tender offers consist of offers on the terms and conditions set forth in the offer to purchase, dated January 4, 2017, and the related letter of transmittal and notice of guaranteed delivery (as they may each be amended or supplemented from time to time, the “Tender Offer Documents”), including the offers to purchase for cash (i) any and all (the “Any and All Tender Offers”) of the 3.000% senior notes due 2019 and the 4.500% senior notes due 2020 listed in the first table above (collectively, the “Any and All Notes”), and (ii) up to an aggregate principal amount of the 1.875% senior notes due 2021 and the 4.150% senior notes due 2024 listed in the second table above (collectively, the “Maximum Tender Offer Notes”) that will not exceed the Aggregate Maximum Repurchase Amount (each such tender offer, a “Maximum Tender Offer”). The “Aggregate Maximum Repurchase Amount” is $500,000,000 (U.S. Dollar equivalent as set forth on cover page) principal amount less the aggregate principal amount of the 2020 Notes validly tendered and accepted for purchase in the Any and All Tender Offers. The Company refers investors to the Tender Offer Documents for the complete terms and conditions of the Any and All Tender Offers and Maximum Tender Offers. The Aggregate Maximum Repurchase Amount will not be determined until the aggregate principal amount of the 2020 Notes validly tendered and accepted for purchase by the Company in the Any and All Tender Offers is determined.

The Any and All Tender Offers will expire at 5:00 p.m., New York City time, on January 10, 2017, unless extended or earlier terminated (such time and date, as the same may be extended, the “Any and All Expiration Date”). Holders of Any and All Notes must validly tender and not validly withdraw their Any and All Notes prior to or at the Any and All Expiration Date to be eligible to receive the Total Consideration.

The Maximum Tender Offers will expire at 11:59 p.m., New York City time, on February 1, 2017, unless extended or earlier terminated (such date and time, as the same may be extended, the “Maximum Tender Expiration Date”). Holders of Maximum Tender Offer Notes must validly tender and not validly withdraw their Maximum Tender Offer Notes prior to or at 5:00 p.m., New York City time, on January 18, 2017, unless extended or earlier terminated (such date and time, as the same may be extended, the “Early Tender Date”) to be eligible to receive the Total Consideration, which is inclusive of an amount in cash equal to the amounts set forth in the second table above under the heading “Early Tender Payment” (the “Early Tender Payment”). Holders of Maximum Tender Offer Notes who validly tender their Maximum Tender Offer Notes after the Early Tender Date but prior to or at the Maximum Tender Expiration Date will be eligible to receive an amount equal to the Total Consideration minus the Early Tender Payment (the “Late Tender Offer Consideration”). The Early Tender Payment is not applicable to the Any and All Tender Offers.

All Maximum Tender Offer Notes tendered prior to or at the Early Tender Date will have priority over Maximum Tender Offer Notes tendered after the Early Tender Date. Subject to applicable law, the Company may increase or decrease any Aggregate Maximum Repurchase Amount in its sole discretion.

Any and All Notes may be validly withdrawn at any time prior to or at 5:00 p.m., New York City time, on January 10, 2017, unless such date and time is extended or earlier terminated by the Company, but not thereafter. Maximum Tender Offer Notes may be validly withdrawn at any time prior to or at 5:00 p.m., New York City time, on January 18, 2017, unless such date and time is extended or earlier terminated by the Company, but not thereafter.

The “Total Consideration” payable for each series of Securities will be a price per $1,000 or €1,000 principal amount of such series of Securities equal to an amount, calculated in accordance with Schedule A or B, respectively, of the Offer to Purchase and with reference to the Any and All Settlement Date or Maximum Tender Early Settlement Date, as applicable, that would reflect a yield to the applicable call or maturity date of such series of Securities equal to the sum of (i) the Reference Yield (as defined below) for such series, determined at 2:00 p.m. (New York City time), on the date which is the Any and All Expiration Date in the case of the Any and All Tender Offers and 10:00 a.m. (New York City time) on the date which is the business day following the Early Tender Date in the case of the Maximum Tender Offers, plus (ii) the fixed spread applicable to such series, as set forth in the tables above (the “Fixed Spread”), in each case (as set out in the calculation in Schedule A or Schedule B, respectively) minus accrued and unpaid interest on the Securities from, and including, the most recent interest payment date prior to the applicable Payment Date up to, but not including, the Any and All Settlement Date or Maximum Tender Early Settlement Date, as applicable. The “Reference Yield” means (i) with respect to each series of Securities denominated in U.S. Dollars, the yield of the applicable reference security listed in the tables above (the “Reference Security”) for such series and (ii) with respect to 2021 Notes, the Interpolated Rate for such series (as defined in the Offer to Purchase). The Total Consideration includes the Early Tender Payment for the applicable series of Securities set forth in the tables above. The sum of the Fixed Spread and the Reference Yield is referred to as the “Repurchase Yield.”

Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the date the Company makes payment for such Securities, which date is anticipated to be (i) January 11, 2017 (the “Any and All Settlement Date”), in the case of the Any and All Tender Offers, (ii) January 20, 2017 (the “Maximum Tender Early Settlement Date”), in the case of the Maximum Tender Offer Notes tendered prior to or at the Early Tender Date and accepted for purchase pursuant to a Maximum Tender Offer, and (iii) February 2, 2017 (the “Maximum Tender Final Settlement Date” and together with the Any and All Settlement Date and the Maximum Tender Early Settlement Date, the “Settlement Dates”), in the case of the Maximum Tender Offer Notes tendered after the Early Tender Date and accepted for purchase pursuant to the Maximum Tender Offers. For the avoidance of doubt, the Company intends to make payment on Any and All Notes tendered by the guaranteed delivery procedures on January 13, 2017, but accrued interest will cease to accrue on the Any and All Settlement Date for all Any and All Notes accepted in the Any and All Tender Offers, including those tendered by the guaranteed delivery procedures.

Albemarle will fund the tender offers with the net proceeds from the previously completed sale of its Chemetall Surface Treatment segment. The tender offers are being made to reduce the Company’s outstanding debt.

The tender offers are subject to the satisfaction or waiver of certain conditions specified in the Tender Offer Documents but the tender offers are not subject to minimum tender conditions. Following the completion of the tender offers, the Company or its affiliates may purchase additional Securities in the open market, in privately negotiated transactions, through tender or exchange offers, or otherwise, or the Company may redeem Securities that it is permitted to redeem pursuant to their terms. The Company is not obligated to redeem any Securities that are not tendered and accepted in the tender offers. The Company currently intends to redeem, in accordance with the terms of the indenture governing the 2019 Notes, any 2019 Notes that are not tendered in the Any and All Offers.

Information Relating to the Tender Offers

The Tender Offer Documents for all of the Securities are being distributed to holders beginning today. BofA Merrill Lynch is the Sole Dealer Manager for the tender offers. Investors with questions regarding the tender offers may contact the Sole Dealer Manager at (888) 292-0070 (U.S. toll-free), (980) 387-3907 (collect) or +44-20-7996-5420 (London). D.F. King & Co., Inc. is the tender and information agent for the tender offers and may be contacted at (800) 967-4617 (toll-free) or (212) 269-5550 (collect). The Tender Offer Documents may be downloaded from D.F. King & Co., Inc.’s website at www.dfking.com/alb or obtained from D.F. King & Co., Inc., free of charge, by calling (888) 542-7446 (U.S. toll-free) or +44-20-7920-9700 (London); bankers and brokers may call (212) 269-5550 (collect).

None of the Company or its affiliates, their respective boards of directors, the Sole Dealer Manager, the tender and information agent or the trustee with respect to any series of Securities is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Securities and the tender offers do not constitute offers to buy or the solicitation of offers to sell Securities in any jurisdiction or in any circumstances in which such offers or solicitations are unlawful. The full details of the tender offers, including complete instructions on how to tender Securities, are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials incorporated by reference therein, because they will contain important information

About Albemarle

Albemarle Corporation (NYSE: ALB), headquartered in Charlotte, NC, is a global specialty chemicals company with leading positions in lithium, bromine and refining catalysts. We power the potential of companies in many of the world’s largest and most critical industries, from energy and communications to transportation and electronics. Working side-by-side with our customers, we develop value-added, customized solutions that make them more competitive. Our solutions combine the finest technology and ingredients with the knowledge and know-how of our highly experienced and talented team of operators, scientists and engineers.

Discovering and implementing new and better performance-based sustainable solutions is what motivates all of us. We think beyond business-as-usual to drive innovations that create lasting value. Albemarle employs approximately 4,100 people and serves customers in approximately 100 countries. We regularly post information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.

Media Contact: Susan Richardson, (980) 299-5672, Susan.Richardson@albemarle.com

Investor Relations Contact: Matt Juneau, (225) 388-7940, Matt.Juneau@albemarle.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to, the Company’s ability to complete any of the tender offers and reduce its outstanding indebtedness and the other risks identified in the offer to purchase relating to the tender offers, the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.